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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           STRUCTURED PRODUCTS CORP.
                           -------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                                  13-3692801
 --------------------------------------     ---------------------------------
(State of incorporation or organization)    (IRS Employer Identification No.)

         Seven World Trade Center
         Suite 33-130, 33rd Floor
         New York, New York                              10048
 --------------------------------------           ---------------------------
(Address of principal executive offices)                      (Zip Code)


If this form relates to the registration of a     If this form relates to the
class of debt securities and is effective upon    registration of a class of
filing pursuant to General Instruction            debt securities and is to
A(C)(1) please check the following box /x/        become effective
                                                  simultaneously with the
                                                  effectiveness of a concurrent
                                                  registration statement under
                                                  the Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(C)(2) please
                                                  check the following box / /

       Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class               Name of Each Exchange on Which
             to be so Registered               Each Class is to be Registered
             -------------------               ------------------------------

$10,000,000 TIERS(sm) Tens Certificates, Series LTR 1998-4,
               (the "Certificates")                     New York Stock Exchange
     -------------------------------------           --------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                                     ----

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Item 1.      Description of Registrant's Securities to be Registered.

             The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms"; "Risk Factors"; "Description of the Certificates"; "ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated May 18, 1998, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated June 13, 1997, which description is incorporated herein by reference. Registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission on May 14, 1998, pursuant to the Rule 424(b)(5) under the Securities Act of 1933.

Item 2.      Exhibits.

              1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

              2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

              3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

              4.   Form of the Certificates.

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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           STRUCTURED PRODUCTS CORP.

Date:  May 14, 1998                         By:      /s/Mathew Mayers
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